Exhibit 99.1

Press Contact:	Nicole Anderson
Ciena Corporation
(877) 857–7377
pr@ciena.com

Investor Contact:	Gregg Lampf
Ciena Corporation
(877) 243–6273
ir@ciena.com

FOR IMMEDIATE RELEASE

Ciena Completes Acquisition of Cyan

New Blue Planet business division to lead Company’s software activities to deliver greater efficiency, automation and agility of both physical and virtual network functions

HANOVER, Md. – August 3, 2015 – Ciena® Corporation (NYSE: CIEN), the network specialist, today announced the successful completion of its acquisition of Cyan, Inc., a leading provider of next-generation software and platforms to enable open, agile and scalable software-defined networks, pursuant to the terms of the acquisition agreement.

“Ciena and Cyan make a great combination for our customers as they transform their networks with web-scale technologies to go beyond delivering capacity to create capabilities on demand,” said Gary Smith, president and CEO, Ciena. “We believe this acquisition advances our strategy to deliver a complete on-demand solution for virtualized networks and services, and greater control and choice for customers in an open ecosystem.”

Blue Planet Division

Ciena is committed to leading the industry into a new era of truly open, software-defined, multi-vendor networks. Accordingly, in conjunction with today’s announcement, Ciena is unifying the software activities of both companies under a single brand and set of resources known as the Blue Planet division. The division, which includes Ciena’s former Agility business, will focus on helping customers automate services – from creation to orchestration to delivery – across both physical and virtual domains, in order to drive greater competitive advantage, create new revenue opportunities, and lower costs associated with hardware and operations.

Mike Hatfield, formerly Cyan’s president, has been appointed to lead the Blue Planet division as a senior vice president of Ciena. The Blue Planet product portfolio includes Cyan’s software applications, including Planet Orchestrate and Planet Operate, as well as Ciena’s SDN Multilayer WAN Controller and its applications, V-WAN, Agility Matrix and network management solutions. The division is comprised of teams responsible for software development, product line management, product marketing, service and support, sales and business development.

Hatfield commented, “Ciena’s Blue Planet division will provide next-generation multi-vendor network management software and service orchestration solutions, for both physical and virtual network functions, to accelerate our customers’ network transformation strategies. Leveraging Ciena’s OPn architecture approach, Blue Planet solutions will reduce network operators’ reliance on closed, costly and complex vertically integrated infrastructures in favor of open, agile, software-controlled network environments.”

Cyan Portfolio

Complementing Ciena’s network control and application software technologies, Cyan adds multi-vendor network and service orchestration and next-generation network management software. The Blue Planet portfolio offers a carrier-grade, multi-vendor SDN and NFV platform designed to automate, orchestrate, and manage the lifecycle of virtualized services across data centers and the WAN. It also includes a family of applications designed to control and manage both physical network elements and virtual SDN/NFV resources.

Further strengthening Ciena’s leadership in packet-optical, Cyan brings a growing metro packet-optical business with a complementary base of key customers. The combined capabilities of Ciena and Cyan create even stronger support and greater forward innovation for customers, inclusive of commitments for Cyan’s Z-Series Packet-Optical Platform.

Customer Comments

Aamir Hussain, executive vice president and chief technology officer at CenturyLink, commented: “Together, Ciena and Cyan will help us accelerate innovation toward on-demand next-generation virtualized network functions and services to enterprise and SME customers across our footprint. The combination of these two companies provides us the opportunity to work with an industry-leading software partner to continue driving our network transformation through an open, software-enabled architecture.”

Randy Nicklas, executive vice president of engineering and chief technology officer at Windstream, commented: “The combination of Ciena and Cyan creates a true leader in packet-optical with a shared vision that will help advance the execution of our next-generation metro and access strategy. With best-in-class technology, we can deliver on our commitment to utilize network resources more efficiently and provide service velocity for a range of high-performance applications.”

Financial Consideration

Under the terms of the acquisition agreement, Ciena acquired all of the outstanding shares of Cyan common stock in exchange for approximately $33.6 million in cash and 10.6 million shares of Ciena common stock. Ciena assumed all then-outstanding Cyan stock awards and substituted for them approximately 1.0 million Ciena restricted stock unit awards and stock options exercisable for approximately 2.4 million shares of Ciena common stock. In addition, Ciena assumed Cyan’s $50.0 million in outstanding principal amount of 8.0% Convertible Senior Notes due 2019. For a period of time following the closing, the note holders may elect to convert such notes at an increased conversion rate, or alternatively require that all or a portion of their notes be purchased by Ciena for cash at a purchase price equal to the principal plus accrued interest. In the event that note holders do not make either such election, such notes will remain the obligation of Ciena.

Based on the closing price of Ciena’s common stock on July 31, 2015, the last trading day prior to the closing of the transaction, the aggregate value of the cash and stock consideration paid was approximately $488 million (or $415 million, net of estimated cash acquired) and inclusive of Cyan’s outstanding convertible notes on an as-converted basis.

This press release is for informational purposes only and is not an offer to sell or purchase or the solicitation of an offer to sell or purchase any securities discussed herein. Any offer for the convertible notes will only be made pursuant to the terms of a fundamental change notice and offer to purchase.

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About Ciena

Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

Note to Ciena Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on June 10, 2015 as well as the risk factors set forth in the combined proxy statement and prospectus filed by the Company on June 30, 2015. Forward-looking statements include statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.